Exhibit 10.3

100 Washington Boulevard Stamford, CT 06902 USA www.xlgroup.com
May 3, 2018

Stephen John Oakley Catlin
Principal
Catlin Consultancy Limited (UK Registered No. 10738588)
31 St. Saviourgate
York, England YO1 8NQ

Re:    Consulting Agreement Amendment

Dear Mr. Catlin:

This letter is written on behalf of XL Group Ltd and XL Services (Bermuda) Ltd (together, the “Company”), to agree and confirm the following amendment to the Consulting Agreement between and among the Company and Catlin Consultancy Limited (UK Registered No. 10738588) (“Contractor”), effective January 1, 2018 (the “Consulting Agreement”). Specifically, the parties agree that the Consulting Fee due to be paid on or by 31 May 2018 pursuant to Section 5(b) of the Consulting Agreement shall be, and hereby is, increased from $832,500 to $1,832,500.

All other terms and conditions of the Consulting Agreement shall remain in full force and effect. Please indicate Contractor’s acceptance of this amendment by signing below and returning to the undersigned. A duplicate original is furnished for your records. We thank you for your continued support to the Company.

Sincerely,

/s/ Eileen G. Whelley

Eileen G. Whelley

For and on behalf of XL GROUP LTD and
XL SERVICES (BERMUDA) LTD
Accepted and Agreed

/s/ Stephen John Oakley Catlin

Stephen John Oakley Catlin

For and on behalf of CATLIN CONSULTANCY LIMITED